EXHIBIT 10.48
SECOND AMENDMENT TO LEASE AGREEMENT
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is made and entered into this 9th day of January, 2009, by and between NOBLEGENE DEVELOPMENT, LLC, a Tennessee limited liability company (“Landlord”) and BIOMIMETIC THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
R E C I T A L S:
     WHEREAS, Landlord has leased to the Tenant certain premises in the CSLSC Building C (“Building C”) as more particularly described in that certain Lease Agreement dated August 17, 2007 between Landlord and Tenant (the “Building C Lease”);
     WHEREAS, Landlord has incurred additional costs in the shell design and construction of Building C due to Tenant’s requested changes to the shell of Building C (see Schedule “A”); and
     WHEREAS, Landlord and Tenant have mutually agreed to amend the Lease as set forth herein to compensate Landlord for its additional costs.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:
1.	Amendment. Section 3.1 of the Lease is deleted in its entirety and replaced with the following language:
“3.1 Base Rent. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at Landlord’s address set forth herein or at such other place or to such other person, firm or corporation as Landlord, from time to time, may designate in writing, Base Rent for each Lease Year during the Term of this Lease in an annual amount equal to $26.00 multiplied by the Thirty-Thousand (30,000) rentable square feet within the Leased Premises, and such amount shall be adjusted from time to time under the terms of this Lease. The annual Base Rent, which for the first Lease year shall be Seven Hundred and Eighty Thousand and 00/100 Dollars ($780,000.00), shall be due and payable in twelve (12) equal monthly installments in the amount of Sixty Five Thousand and 00/100 Dollars ($65,000.00) each, payable in advance, beginning on the Commencement Date and continuing on the first day of each successive calendar month thereafter during the Term of this Lease. If any payment of Rent owing by Tenant to Landlord after the Commencement Date shall not be paid within five (5) days of the date when due, such unpaid amount shall be considered delinquent, and shall (i) be assessed a late fee in the amount of five percent (5%) of the unpaid amount, and (ii) bear interest at the Overdue Rate from the date such Rent payment was due to the date of actual payment.”

The remaining provisions of the Lease Agreement shall remain in full force and effect.
2.	Additional Consideration. Within thirty (30) days of the execution of this Second Amendment, Tenant shall pay Landlord, Two Hundred Thousand and 00/100 Dollars ($200,000.00).
3.	Acknowledgements. Upon execution of this Second Amendment, and payment of the additional consideration set forth above, Landlord acknowledges that the entire amount of additional costs for shell design and construction costs shall be satisfied and paid in full. Landlord further acknowledges that the Tenant shall have no additional obligation to Landlord for shell design and construction costs.
     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease Agreement as of the day and date first above written.

LANDLORD:

NOBLEGENE DEVELOPMENT, LLC, a Tennessee limited liability company

By:	/s/ John N. Weckesser

Its:	Chief Operations Manager

TENANT:

BIOMIMETIC THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Larry Bullock

Its:	Chief Financial Officer

SCHEDULE A — TENANT DIRECTED SHELL BUILDING C COSTS

Additional design costs from Centric Architecture are	$221,776.00
Additional costs from Central Concrete Placement are	$112,751.00
Completed and paid cost by Landlord total	$334,527.00

Additional cost of structural steel (difference of estimates, one without raised roof and one with raised roof area)	$69,000.00
Siding, insulation, miscellaneous flashing, etc	$3,000.00
Total estimated cost for steel is	$72,000.00
$406,527.00 as of December 3rd 2008 is the combined total cost to Tenant until substantial completion if paid now.
Landlord eliminated mark-up and direct cost from the WL Group with expectations it will hasten a quick turnaround.
Landlord acknowledges all shell cost from attributable to Tenants new shell requirements are paid in full and that there will be no additional shell cost from Landlord. Tenant will have no further obligation to the shell until “substantial completion” is reached or until such time “Tenant Improvements” commence, whichever is the earlier.

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